Exhibit T3B.4
THE BOOK OF BY-LAWS
OF

BROADCASTER PRESS, INC.
These By-laws Conform To The SOUTH DAKOTA BUSINESS CORPORATION ACT

Enacted March 18, 1965.

BY-LAWS
OF
BROADCASTER PRESS, INC.
ARTICLE I
OFFICES
     Section 1. Principal Office in South Dakota. The principal office of Broadcaster Press, Inc. (hereinafter called the “Corporation”) in the State of South Dakota shall be located at West Highway 50, Vermillion, South Dakota.
     Section 2. Registered Office. The registered office of the Corporation is located at West Highway 50, Vermillion, South Dakota.
     Section 3. Other Offices. The Corporation may have places of business or other offices at such other place or places, either within or without the State of South Dakota, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.
ARTICLE II
MEETINGS OF SHAREHOLDERS
     Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the first Tuesday in the month of May each year, at time not specified, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state where held, such meeting shall be held on the next succeeding business day at the same time and place. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

     Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or the Board of Directors, and shall be called by the President or Secretary at the written request of the holders of not less than one-tenth of all of the outstanding shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes for which such meeting is to be called.
     Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of South Dakota, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of South Dakota, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of South Dakota, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.
     Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (or such greater number as is required by law) nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the Corporation, with postage thereon prepaid.
     Section 5. Waiver of Notice.
          (a) A written waiver of notice of any meeting of the shareholders signed by any shareholder entitled to such notice, whether before or after the time stated in such notice for the holding of such meeting, shall be equivalent to the giving of such notice to such shareholder in due time.

          (b) Presence at or participation in any shareholders meeting by a shareholder, in person or by proxy, shall be equivalent to waiver of giving of notice of such meeting and irregularities in any notice given.
     Section 6. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.
     Section 7. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.
     Section 8. Organization.
          (a) The President or, in his absence, the senior (in point of service) Vice President who is present shall call meetings of the shareholders to order and shall act as Chairman of such meetings. In the absence of both the President and all Vice Presidents, the holders of a majority of the shares present at the meeting may appoint any shareholder to act as Chairman of the meeting.
          (b) The Secretary of the Corporation shall act as secretary at all meetings of the shareholders; but in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as secretary of the meeting.
     Section 9. Voting of Shares.
          (a) Except as otherwise provided by law or in these by-laws, each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders and at each meeting for directors shall be entitled to vote the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote. Such vote may be cast either in person or by proxy executed and delivered as provided in Section II of this Article II.
          (b) The shareholders having the right to vote shares at any meeting shall only be those of record on the stock books of the Corporation, and those acting in a representative capacity as specified in Section 11 of this Article II, on the date fixed pursuant to the provisions of Section 8 of Article V of these by-laws.
          (c) Neither treasury shares nor shared held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.
          (d) Voting by shareholders on any question or in any election may be viva voce unless the Chairman shall order or any shareholder shall demand that voting be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or in his name by his proxy, if there by such proxy, and shall state the number of shares voted by such shareholder.
          (e) If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by law, or the Articles of Incorporation or these by-laws.
     Section 10. Voting by Representative.
          (a) Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.
          (b) Shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.
          (c) Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.
          (d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
     Section 11. Proxies. At all meetings of the shareholders, a shareholder entitled to vote may vote by proxy appointed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation or the Chairman of the meeting before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 12. Informal Action by Shareholders. Any action required or permitted by law or the Articles of Incorporation or these by-laws to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
     Section 13. Order of Business. The order of business at the annual meeting, and so far as practicable at all other meetings of the shareholders shall, unless a majority of the shareholders present at the meeting direct otherwise, be as follows:
(1)	Calling of roll.

(2)	Proof of due notice of meeting.

(3)	Reading and disposal of any unapproved minutes.

(4)	Reports of officers and committees.

(5)	Election of directors.

(6)	Unfinished business.

(7)	New business.

(8)	Adjournment.
ARTICLE III
BOARD OF DIRECTORS
     Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors.
     Section 2. Number, Tenure and Qualifications. The number of directors shall be three (3). Each director shall hold office until the next succeeding annual meeting and until his successor shall have been elected and qualifies, or until his death, resignation or removal.

Directors need not be shareholders in the Corporation, but at least one director must be a resident of South Dakota.
     Section 3. Quorum and Manner of Acting. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business; but if at any meeting of the Board there be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. At all meetings of directors, a quorum being present, the act of the majority of the directors present at the meeting shall be the act of the Board of Directors.
     Section 4. Resignation. Any director of the Corporation may resign at any time by giving written notice to the President, or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later date as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 5. Removal. A director shall be subject to removal at a special meeting of the shareholders by the vote of a majority of the voting shares then outstanding.
     Section 6. Vacancies. Any vacancy occurring in the Board of Directors through death, resignation, removal or any other cause may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and until the election of his successor.
     Section 7. Number of Directors Increased. In case the number of directors be increased by amendment to these by-laws, the directorship to be filled by reason thereof shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum of the Board of Directors. Any director so elected shall serve until election of his successor by the stockholders.
     Section 8. Compensation of Directors. The directors shall be entitled to be reimbursed for any expenses paid by them on account of attendance at any regular or special meeting of the Board of Directors and the Board may provide that the Corporation shall pay each director, except officers of the Corporation who are directors, such compensation for his services as such as may be fixed from time to time by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation or any subsidiary thereof in any other capacity and receiving compensation therefor. The Board of Directors shall have authority to provide for, or to delegate authority to an appropriate committee to provide for, reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Corporation.
     Section 9. Place of Meetings, etc. Except as provided in Section 10 of this Article, the Board of Directors may hold its meetings and keep the books and records of the Corporation (except the record of its shareholders which must be kept at its registered office or principal place of business) at such place or places within or without the State of South Dakota, as the Board may from time to time determine.
     Section 10. Annual Meeting. Immediately after the final adjournment of each annual meeting of the shareholders for the election of directors, the Board of Directors shall meet, at the same place where said meeting of shareholders finally adjourned for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors, at which meeting the same matters shall be acted upon as is above provided.
     Section 11. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place and at such times as the Board of Directors shall by resolution fix and determine from time to time. No notice shall be required for any such regular meeting of the Board.
     Section 12. Special Meetings; Notice.
          (a) Special meetings of the Board shall be held whenever called by direction of the President, or one-third (1/3) of the directors for the time being in office.

          (b) Notice of each such meeting shall be mailed to each director, addressed to him at his address as it appears on the books of the Corporation, at least five (5) days before the date on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be delivered personally or by telephone not later than the second day before the day on which such meeting is to be held. Each notice shall state the time and place of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting at which every director shall be present, even without any notice, any business may be transacted.
     Section 13. Substitutes for Notice. A written waiver of notice signed by a director, whether before or after the time of the meeting stated therein, shall be equivalent to the giving of such notice in due time as required by these bylaws. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
     Section 14. Director’s Assent Presumed. A director of the Corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
     Section 15. Order of Business.
          (a) At meetings of the Board of Directors, business shall be transacted in such order as, from time to time, the Board of Directors may determine by resolution.
          (b) At all meetings of the Board, the President, or in his absence the oldest Vice-President present, or in the absence of the President and all Vice Presidents, the oldest director shall preside.

     Section 16. Action Without Meeting. Any action required or permitted by law or the Articles of Incorporation or these bylaws to be taken at any meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors then in office.
     Section 17. Committees. The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of directors fixed by Section 2 of this Article III, may establish one or more committees, including an Executive Committee, each committee to consist of two (2) or more directors elected by the Board of Directors. Any such committee shall serve at the will of the Board of Directors. Each such committee shall have the powers and duties delegated to it by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the Chairman of such committee. Each such committee shall fix its own rules governing the conduct of its activities as the Board of Directors may request.
ARTICLE IV
OFFICERS
     Section 1. Executive Officers. The executive officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. None of the officers, except the President, need be directors. One person may hold the offices and perform the duties of any two or more of said offices, except one person shall not hold the office of Secretary and President at the same time. In its discretion, the Board of Directors by a vote of a majority thereof may leave unfilled for any such period as it may fix, any office except those of President, Treasurer and Secretary.
     Section 2. Election and Term of Office. The executive officers of the Corporation shall be chosen annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until the next succeeding annual meeting of the Board of Directors and until his successor shall have been duly chosen and shall quality or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights. The officers and agents appointed in accordance with the provisions of Sections 10 and 11 of this Article IV may be removed by the Board of Directors or by any superior officer or agent upon whom the power to appoint shall have been conferred by the Board of Directors.
     Section 4. Resignations. Any officer may resign at any time by giving written notice of such resignation to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 5. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed by these bylaws for the election or appointment to such office for such term.
     Section 6. Powers and Duties of the President. Subject to the control of the Board itself, the President shall have general charge of and direct the operations of the Corporation and shall be the chief executive officer of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He shall keep the Board of Directors fully informed and shall freely consult with them concerning the business of the Corporation in his charge. He shall have authority to sign, execute and acknowledge all contracts, checks, deeds, mortgages, bonds, leases or other obligations on behalf of the Corporation as he may deem necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by the Board of Directors, and with the Secretary or Treasurer may sign all certificates of the shares of the capital stock of the Corporation. He may sign in the name of the Corporation reports and all other documents or instruments which are necessary or proper to be executed in the course of the Corporation’s business. He shall perform all duties incident to the office of the President, as herein defined, and all such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 7. Powers and Duties of the Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there may be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, the senior Vice President in length of service) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all of the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, or Treasurer or Assistant Treasurer, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be assigned to him by the President or by the Board of Directors.
     Section 8. Powers and Duties of the Secretary. The Secretary shall (a) keep minutes of all meetings of the shareholders and of the Board of Directors in books provided for that purpose and read such minutes at the proper subsequent meeting; (b) attend to giving and serving all notices of the Corporation as provided by these bylaws or as required by law; (c) be custodian of the corporate seal, the stock certificate books and such other books, records and papers as the Board of Directors may direct, and see that the corporate seal is affixed to all stock certificates and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a stock record showing the names of all persons who are shareholders of the Corporation, their post office addresses as furnished by each such shareholder, and the number of shares of each class of stock held by them respectively, and at least ten (10) days before each shareholders’ meeting prepare a complete list of shareholders entitled to vote at such meeting arranged in alphabetical order; (e) sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been duly authorized; (f) sign with any other officer of the Corporation in the name of the Corporation all contracts authorized by the Board of Directors or the President; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.
     Section 9. Powers and Duties of the Treasurer. The Treasurer shall (a) have custody of and be responsible for all moneys and securities of the Corporation, shall keep full and accurate records and accounts in books belonging to the Corporation, showing the transactions of the Corporation, its accounts, liabilities and financial condition and shall see that all expenditures are duly authorized and are evidenced by proper receipts and vouchers; (b) deposit in the name of the Corporation in such depository or depositories as are approved by the directors, all moneys that may come into his hands for the Corporation’s account; and (c) in general, perform such duties as may from time to time be assigned to him by the President or by the Board of Directors. The Treasurer’s books and accounts shall be open at all times during business hours to the inspection of any director of the Corporation. The Treasurer shall give bond in such form and with such sureties as shall be required by the Board of Directors.
     Section 10. Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize and appoint, or as shall be appointed by an officer of the Corporation upon whom such authority has been conferred by resolution of the Board of Directors. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors, and may attest the signature of the President or Vice Presidents. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.
     Section 11. Other Assistants and Acting Officers. The Board of Directors or any officer; if duly authorized so to do by the Board of Directors, shall have the power to appoint any person to act as assistant to any officer, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed shall have the power to perform all duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the appointing officer.
     Section 12. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation. No director not an officer of the Corporation shall become a salaried employee of the Corporation except by vote of the Board of Directors.
     Section 13. General Manager. The Board of Directors may appoint and employ and fix the salary of a general manager to operate, conduct, carry on and look after all matters pertaining to the management of the Corporation’s business. An officer of the Corporation or any other person may serve as such general manager. The general manager shall have the general duty to manage the regular business and affairs of the Corporation, and shall have such other powers and duties as the Board of Directors shall specify in a recorded resolution.
ARTICLE V
CERTIFICATES FOR SHARES AND THEIR TRANSFER
     Section 1. Certificates for Shares. Every shareholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the Corporation owned by him. No certificate shall be issued for any share until such share is fully paid.
     Section 2. Execution of Certificates. The certificates for shares of stock shall be numbered in the order in which they shall be issued and shall be signed by the President or any Vice President and the Treasurer or an Assistant Treasurer or the Secretary of an Assistant Secretary of the Corporation, and the corporate seal (if one be adopted) shall be affixed thereto.
     Section 3. Share Record. A record shall be kept by the Secretary, or by any other officer, employee or agent designated by the Board of Directors of the names and addresses of all shareholders and the number and class of shares held by each represented by such certificates and the respective dates thereof and in case of cancellation, the respective dates of cancellation. Said record shall be kept at the registered office or principal place of business of the Corporation.
     Section 4. Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided in Section 7 of this Article V.

     Section 5. Transfers of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the record holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the secretary of the Corporation, shall be so expressed in the entry of transfer.
     Section 6. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Articles of Incorporation or these bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them. The Board of Directors may at any time terminate the employment of any transfer agent or any registrar of transfers.
     Section 7. Lost, Destroyed, or Mutilated Certificates. As a condition of the issue of a new certificate for shares in the place of any certificate theretofore issued alleged to have been lost, stolen, mutilated or destroyed, the Board of Directors, in its discretion, may require the owner of any such certificate, or his legal representatives, to give the Corporation a bond in such sum and in such form as it may direct with such surety or sureties as may be satisfactory to the Board of Directors, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate. Proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if required. The Board of Directors, in its discretion, may authorize the issuance of such new certificates without any bond when, in its judgment, it is proper to do so. However, the Board of Directors may, in its discretion, refuse to replace any lost certificate save upon the order of a court having jurisdiction in such matters.

     Section 8. Closing of Transfer Books. The Board of Directors may, by resolution, direct that the stock transfer books of the Corporation be closed for a period not exceeding fifty (50) days preceding the date of any meeting of the shareholders, or the date for the payment of any dividend, or the date for allotment of any rights, or the date when any change or conversion or exchange of capital shares of the Corporation shall go into effect, or in order to make a determination of shareholders for any proper purpose. However, if the stock transfer books be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of such closing of the stock transfer books, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in every case to be not more than fifty (50) days, and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders for any of the purposes above recited, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.
ARTICLE VI
WRITTEN INSTRUMENTS, LOANS, CHECKS AND DEPOSITS
     Section 1. Written Instruments. All deeds and mortgages made by the corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the President or one of the Vice Presidents and attested by the Secretary or an Assistant Secretary; and the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto, if a corporate seal has been adopted.

     Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
     Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.
ARTICLE VII
MISCELLANEOUS PROVISIONS
     Section 1. Corporate Seal. The Board of Directors may provide for a corporate seal which shall be circular in form and shall bear the name of the Corporation and the words “Corporate Seal” and “South Dakota.” The Secretary shall be custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.
     Section 2. Fiscal Year. The fiscal year of the Corporation shall end at the close of business on the last day of December each year.
     Section 3. Voting at Stocks owned by the Corporation. In the absence of a resolution of the Board of Directors to the contrary, the President of the Corporation or any Vice President acting within the scope of his authority as provided by Section 7 of Article IV of these by-laws, are authorized and empowered on behalf of the Corporation to attend, vote, grant discretionary proxies to be used at any meeting of stockholders or shareholders of any corporation in which this Corporation holds or owns shares of stock, and in that connection on behalf of this Corporation, to execute a waiver of notice of any such meeting. The Board of Directors shall have authority to designate any officer or person as a proxy or attorney in fact to vote shares of stock in any other corporation in which this Corporation may own or hold shares of stock.

     Section 4. Dividends. Subject to limitations imposed by law, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the shares of capital stock ot the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.
     Section 5. Shareholders Right to Information.
          (a) Any person who shall have been a shareholder of record for at least six (6) months immediately preceding his demand or who shall be the holder of record of at least five percent (5%) of all the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, its books and records of account, minutes and record of shareholders and to make extracts therefrom.
          (b) Upon the written request of any shareholder of the Corporation, the Corporation shall mail to such shareholder its most recent financial statement showing in reasonable detail its assets and liabilities and the results of its operation.
     Section 6. Indemnification. Any director or officer or former director or officer of the Corporation or any person who may have served at its request as a director or officer of another corporation in which it owned shares of capital stock or of which it is a creditor shall be indemnified by the Corporation against expenses actually and reasonably incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such expenses shall include reasonable settlements (other than amounts paid to the Corporation or to such other company) except that no amount shall be paid hereunder in connection with any such settlement unless the Corporation is advised by legal counsel selected by the Board of Directors that such person was not derelict in the performance of his duty and that such settlement is for the best interest of the Corporation.

ARTICLE VIII
AMENDMENTS
     Amendments to Bylaws. All bylaws of the Corporation shall be subject to amendment, alteration or repeal in whole or in part or new bylaws may be adopted by the affirmative vote of the majority of the directors of the Corporation then in office at any regular or special meeting of the Board; provided, however, that notice of intention to make, amend or repeal the bylaws in whole or in part or to adopt new bylaws shall have been given in the notice of such meeting; provided always that no such notice shall be required to have been given, if all directors then in office shall unanimously vote in favor of any such amendment, alteration or repeal, or shall consent thereto as provided in Section 16 of Article III of the bylaws. No change of the time or place of the meeting for the election of directors shall be made within sixty (60) days next before the day on which such meeting is to be held, and, in case of any change of such time or place, notice thereof shall be given to each shareholder in person or by a letter mailed to his address as it appears on the stock transfer books of the Corporation with postage thereon prepaid at least twenty (20) days before the meeting is held.

/s/ [ILLEGIBLE]
Secretary

AMENDMENT TO BYLAWS
OF
BROADCASTER PRESS, INC.
(a South Dakota corporation)
(Adopted effective October 15, 2009)
     IT IS RESOLVED, that Article III of the Bylaws of BROADCASTER PRESS, INC. (the “Corporation”) is amended by the addition of the following provision:
     Section 2A. Board Observers. At any time during which there is an outstanding balance on the Tranche A Term Loan (as such capitalized term is defined in that certain Amended and Restated Credit Agreement dated October 15, 2009 (the “Credit Agreement”), among Morris Communications Company, LLC, Morris Publishing Group, LLC, the Lenders party thereto, and Tranche Manager, LLC, as Administrative Agent), Tranche Holdings, LLC, or its designee, shall be entitled to designate one (1) nonvoting observer (the “Observer”) to the Company’s Board of Directors and to all committees thereof. Such Observer shall be entitled to attend all Board meetings (which meetings shall generally be held telephonically) but will not be entitled to vote at any Board meeting. Such Observer shall be entitled to receive all consents, proposed consents or Board actions, documents, materials, information and notices (whether or not in writing) provided to the Board; provided, however, that the Company reserves the right to exclude such Observer from access to any material or meeting or portion thereof (only if the Observer is notified of such withholding) if the Board votes in good faith after advice of counsel, that such exclusion is necessary (taking into account any confidentiality agreements that such Observer has executed or is willing to execute): (a) to preserve the attorney-client privilege; (b) to prevent a breach by the Board of Directors of its fiduciary duties; or (c) to avoid the impairment of the Company’s ability to enforce its rights under this Agreement in any bona fide dispute with the Observer. Such Observer may be removed from office only by Tranche Holdings, LLC, except that the Observer may be removed for cause by the Board of Directors in the event of willful misconduct or material breach of any confidentiality agreement with the Company or its affiliates; provided such Observer shall not be removed for cause until after Tranche Holdings, LLC has been notified of the Board’s intent to remove such person for cause and is given Tranche Holdings, LLC a reasonable amount of time to appoint another person as an Observer. Upon the payment and satisfaction in full of Tranche A Term Loan, Tranche Holdings, LLC shall cease to possess the right to designate an Observer, and any Observer so designated will automatically and without further action be removed from the Board. At any time during which there is an outstanding balance on the Tranche A Term Loan (as defined in the Credit Agreement), all travel and other reasonable expenses incurred by Tranche Holdings, LLC or its designee in connection with its rights in this Section 3.1.8.1 shall be reimbursed by the Company.

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